Exhibit 99.1

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2018 Results

Fiscal 2018 Revenue from Continuing Operations of $74.8 Million Represented 86% Annual Growth

Austin, TX – June 12, 2018 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal full year and quarter ended March 31, 2018. On May 1, 2018, the Company announced that it has entered into agreements to divest its Content and Advertisers & Publishers (“A&P”) businesses in two separate transactions. As a result, the results of these businesses are now reflected as discontinued operations for all periods presented. All results discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company, and all comparisons to prior periods are made on a pro forma basis.

Recent Highlights:

•	Fiscal fourth quarter revenue was $21.0 million, representing 81% growth when compared to the fiscal fourth quarter of 2017. Fiscal year 2018 revenue totaled $74.8 million, up 86% as compared to fiscal year 2017 revenue. Fiscal year 2018 revenue, inclusive of discontinued operations, totaled $123.6 million.

•	GAAP net loss for the fiscal fourth quarter was $4.2 million, or ($0.06) per share. Non-GAAP adjusted net loss[1] from continuing operations was $0.6 million, or ($0.01) per share.

•	Non-GAAP Adjusted EBITDA[2] for fiscal 2018, inclusive of discontinued operations, was $2.6 million, as compared to a loss of $8.9 million in fiscal 2017.

•	GAAP net cash provided by operating activities was $7.7 million during the fourth quarter of fiscal 2018, as compared to net cash used in operating activities of $1.1 million during the fourth quarter of fiscal 2017. Non-GAAP free cash flow[3] in the fourth quarter of fiscal 2018 increased to $6.9 million, as compared to a loss of $1.3 million in the fourth quarter of fiscal 2017. Non-GAAP free cash flow for the full fiscal year 2018 totaled $5.3 million, as compared to a loss of $13.0 million for the full fiscal year 2017.

•	The Company’s cash balance was $12.7 million as of March 31, 2018, up $5.8 million from the December 31, 2017 balance of $6.9 million.

•	The Company has surpassed 155 million total devices with Ignite installed to date.

•	‘Single-Tap’ and ‘Smart Folders’ are now live with multiple operator partners and social media platforms. These new products, along with other post-install initiatives, are designed to connect end-users to desired applications with minimal friction, while providing added sources of monetization for carrier and OEM partners over the lifespan of a mobile device.

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 2 of 13

•	The Company announced upcoming launches with several new international OEMs, including Intex, VOTO, MyPhone, Karbonn, Cherry and SKK.

“Fiscal 2018 was a pivotal year for Digital Turbine,” said Bill Stone, CEO. “We entered the year with several clearly stated objectives. Foremost among our objectives was to establish a sustainably profitable business model capable of generating meaningful positive free cash flow. The Company successfully generated more than $5 million in Non-GAAP free cash flow during fiscal year 2018 and ended the year with more than $12 million in cash on the balance sheet. From an operational standpoint, we aspired to focus our attention and resources on our promising Mobile Delivery Platform business. In May, we announced the sales of our Content and A&P businesses, thereby enabling us to focus 100% of our energy going forward on the further development and market penetration of our Ignite-driven mobile platform. In terms of product development, our chief objective entering fiscal 2018 was to develop innovative new solutions capable of generating additional recurring revenue streams for our partners and us, while providing clear benefits to advertisers and end-users. We are currently live with Single-Tap, Smart Folders and Post-Install Notifications with multiple operators, publishers and advertisers. The initial market acceptance of these new products has been uniformly positive, and we expect them to contribute more meaningfully to our financial results over the course of fiscal 2019.”

Mr. Stone concluded, “I am extremely excited about the prospects for Digital Turbine heading into fiscal 2019, and the year is off to a promising start. Demand for our ever-evolving Mobile Delivery Platform among operators, OEMs, publishers and advertisers has never been greater, and we are currently installing our Ignite software platform at a rate of nearly 100 million new mobile devices per year. We remain committed to leveraging this platform’s unique and diverse set of capabilities in order to capitalize on the enormous market opportunity still in front of us.”

Fourth Quarter Fiscal 2018 Financial Results

Total revenue for the fiscal fourth quarter of 2018 was $21.0 million, representing an increase of 81% year-over-year. Revenue growth was attributable to year-over-year growth with large pre-existing carrier partners as well as incremental contributions from new carrier and OEM partners more recently added to the Ignite platform.

GAAP gross margin increased to 33% for the fourth quarter of fiscal 2018, as compared to 28% GAAP gross margin in the fiscal fourth quarter of 2017. Non-GAAP adjusted gross margin4 was 36% for the fiscal fourth quarter of 2018, as compared to 38% for the fiscal fourth quarter of 2017. The reconciliation between GAAP and Non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Loss below.

Net loss for the fourth quarter of fiscal 2018 was $4.2 million, or ($0.06) per share, as compared to the net loss for the fiscal fourth quarter of 2017 of $5.8 million, or ($0.09) per share. Non-GAAP adjusted net loss1 for the fourth quarter of fiscal 2018 was $0.6 million, or ($0.01) per share, as compared to a Non-GAAP adjusted net loss of of $1.5 million, or ($0.02) per share, during the fiscal fourth quarter of 2017.

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 3 of 13

Non-GAAP adjusted EBITDA2 was approximately zero for the fourth quarter of fiscal 2018, as compared to a Non-GAAP adjusted EBITDA loss of $0.8 million for the fourth quarter of fiscal 2017. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of adjusted EBITDA and a reconciliation to GAAP net loss.

Full Year Fiscal 2018 Financial Results

Revenue for fiscal 2018 totaled $74.8 million, representing annual growth of 86% when compared to fiscal 2017 revenue of $40.2 million. Revenue growth during fiscal 2018 was attributable to increased revenue with preexisting carrier partners as well as revenue derived from new carrier and OEM partners added to the Mobile Delivery Platform over the course of the fiscal year.

GAAP gross margin increased to 34% for fiscal 2018, as compared to 28% GAAP gross margin in fiscal 2017. Non-GAAP adjusted gross margin4 was 36% for fiscal 2018, as compared to 34% for fiscal 2017. The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Loss below.

Net loss for fiscal 2018 was $19.7 million, or ($0.28) per share, as compared to a net loss for fiscal 2017 of $19.1 million, or ($0.29) per share. Non-GAAP adjusted net loss1 for fiscal 2018 was $3.6 million, or ($0.05) per share, as compared to a net loss of $14.1 million, or ($0.21) per share, during fiscal 2017.

Non-GAAP adjusted EBITDA2 was a loss of $0.2 million for fiscal 2018, as compared to a Non-GAAP adjusted EBITDA loss of $9.8 million for the fiscal 2017. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of adjusted EBITDA and a reconciliation to GAAP net loss.

Business Outlook

Based on information available as of June 12, 2018, the Company expects first quarter of fiscal 2019 revenue of approximately $23 million and positive non-GAAP adjusted EBITDA2.

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 4 of 13

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, connecting top mobile operators, OEMs and publishers with app developers and advertisers worldwide. Its comprehensive Mobile Delivery Platform powers frictionless user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 30 mobile operators and OEMs worldwide, and has delivered more than one billion app preloads for tens of thousands advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Durham, Mumbai, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and fiscal 2018 financial results and provide operational updates on existing business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through June 19, 2018. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10120985.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 5 of 13

1Non-GAAP adjusted net income/(loss) and EPS are defined as GAAP net income/(loss) and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, impairment of intangible assets, changes in the fair value of derivatives and warrants related to the September 2016 convertible notes offering, loss on extinguishment of debt, and tax adjustments due to updates resulting from finalization of a transfer pricing study. Readers are cautioned that Non-GAAP adjusted net income/(loss) and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

2Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction loss/(gain), income taxes provision/(benefit), depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives and warrants that are recorded related to the September 2016 convertible notes offering, other income / (expense), impairment of intangible assets, loss on disposal of fixed assets, and loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP free cash flow is defined as net cash provided by operating activities (as stated in our Unaudited Consolidated Statement of Cash Flows) reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.

4Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense, impairment of intangible assets, and depreciation of software. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, Non-GAAP adjusted EBITDA, Non-GAAP adjusted net income and EPS, and Non-GAAP free cash flow are used by management as internal measures of profitability, performance and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 6 of 13

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)
•	actual mobile device sales and sell-through where Ignite is deployed is out of our control
•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners
•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales
•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•	customer adoption that either we or the market may expect
•	risks associated with the level of our secured and unsecured indebtedness
•	ability to comply with financial covenants in outstanding indebtedness
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 7 of 13

•	derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our income statement; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian BartholomewDigital Turbine
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 8 of 13

Digital Turbine, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$20,961	$11,599	$74,751	$40,207
Cost of revenues
License fees and revenue share	13,623	7,172	47,967	26,374
Other direct cost of revenues	453	1,217	1,729	2,575
Total cost of revenues	14,076	8,389	49,696	28,949
Gross profit	6,885	3,210	25,055	11,258
Operating expenses
Product development	2,118	2,359	9,653	9,283
Sales and marketing	2,043	1,259	6,087	4,180
General and administrative	4,063	2,359	15,124	14,766
Total operating expenses	8,224	5,977	30,864	28,229
Loss from operations	(1,339)	(2,767)	(5,809)	(16,971)
Interest and other expense, net
Interest expense, net	(252)	(599)	(2,067)	(2,625)
Foreign exchange transaction gain / (loss)	(87)	(27)	(148)	(26)
Change in fair value of convertible note embedded derivative liability	(1,249)	(1,948)	(7,559)	475
Change in fair value of warrant liability	(682)	(650)	(3,208)	147
Loss on extinguishment of debt	(619)	-	(1,785)	(293)
Other income / (expense)	2	(92)	(72)	11
Total interest and other expense, net	(2,887)	(3,316)	(14,839)	(2,311)
Loss from operations before income taxes	(4,226)	(6,083)	(20,648)	(19,282)
Income tax benefit / (provision)	(14)	(303)	(951)	(144)
Net loss from operations, net of taxes	$(4,212)	$(5,780)	$(19,697)	$(19,138)
Discontinued operations, net of taxes
Net loss from operations of discontinued components	$(34,213)	$(1,145)	$(33,160)	$(5,126)
Net loss from discontinued operations, net of taxes	$(34,213)	$(1,145)	$(33,160)	$(5,126)
Net loss	$(38,425)	$(6,925)	$(52,857)	$(24,264)
Other comprehensive income / (loss):
Foreign currency translation adjustment	1	(71)	(4)	(119)
Comprehensive loss:	$(38,424)	$(6,996)	$(52,861)	$(24,383)
Basic and diluted net loss per common share	$(0.51)	$(0.10)	$(0.75)	$(0.35)
Continuing operations	$(0.06)	$(0.09)	$(0.28)	$(0.29)
Discontinued operations	$(0.46)	$(0.02)	$(0.47)	$(0.07)
Net loss	$(0.51)	$(0.10)	$(0.75)	$(0.35)
Weighted average common shares outstanding, basic and diluted	75,160	66,595	70,263	66,511

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 9 of 13

Digital Turbine, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$12,720	$6,149
Restricted cash	331	331
Accounts receivable, net of allowances of $512 and $228, respectively	17,050	10,663
Deposits	151	121
Prepaid expenses and other current assets	750	448
Current assets held for disposal	8,753	5,953
Total current assets	39,755	23,665
Property and equipment, net	2,757	2,006
Deferred tax assets	596	352
Intangible assets, net	1,231	2,647
Goodwill	42,268	42,268
Long-lived assets held for disposal	-	36,642
TOTAL ASSETS	$86,607	$107,580
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$19,895	$11,787
Accrued license fees and revenue share	8,232	3,011
Accrued compensation	2,966	520
Short-term debt, net of debt issuance costs and discounts of $205 and $0, respectively	1,445	-
Other current liabilities	1,142	1,041
Current liabilities held for disposal	12,726	14,415
Total current liabilities	46,406	30,774
Convertible notes, net of debt issuance costs and discounts of $1,827 and $6,315, respectively	3,873	9,685
Convertible note embedded derivative liability	4,676	3,218
Warrant liability	3,980	1,076
Other non-current liabilities	-	697
Long-term liabilities held for disposal	-	85
Total liabilities	58,935	45,535
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 76,843,278 issued and 76,108,822 outstanding at March 31, 2018; 67,329,262 issued and 66,594,807 outstanding at March 31, 2017	10	8
Additional paid-in capital	318,066	299,580
Treasury stock (754,599 shares at March 31, 2018 and March 31, 2017)	(71)	(71)
Accumulated other comprehensive loss	(325)	(321)
Accumulated deficit	(290,108)	(237,251)
Total stockholders' equity	27,672	62,045
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$86,607	$107,580

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 10 of 13

Digital Turbine, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(in thousands)

	12 Months Ended	12 Months Ended	3 Months Ended	3 Months Ended
	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(19,697)	$(19,138)	$(4,212)	$(5,780)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,660	2,606	702	697
Change in allowance for doubtful accounts	299	48	68	(4)
Amortization of debt discount and debt issuance costs	1,018	1,256	143	287
Accrued interest	(26)	36	(191)	(261)
Stock-based compensation	2,655	3,362	519	364
Stock-based compensation for services rendered	323	398	100	122
Change in fair value of convertible note embedded derivative liability	7,559	(475)	1,249	1,948
Change in fair value of warrant liability	3,208	(147)	682	650
Loss on extinguishment of debt	1,787	293	618	-
Impairment of intangible assets	-	757	-	757
(Increase)/decrease in assets:
Restricted cash transferred from operating cash	-	(331)	-	(8)
Accounts receivable	(7,071)	(3,882)	5,636	711
Deposits	(30)	23	4	(66)
Deferred tax assets	(244)	148	-	9
Prepaid expenses and other current assets	(306)	81	(253)	58
Increase/(decrease) in liabilities:
Accounts payable	8,108	4,434	1,075	1,204
Accrued license fees and revenue share	5,221	(4)	1,547	(793)
Accrued compensation	2,445	385	90	(27)
Accrued interest	(26)	36	(191)	(261)
Other current liabilities	76	(1,323)	(55)	(863)
Other non-current liabilities	(695)	(116)	(67)	(140)
Net cash provided by / (used in) operating activities - continuing operations	7,290	(11,589)	7,655	(1,135)
Net cash provided by / (used in) operating activities - discontinued operations	(324)	4,594	(1,175)	1,928
Net cash used / (from) in operating activities	6,966	(6,995)	6,480	793

Cash flows from investing activities
Capital expenditures	(1,992)	(1,418)	(772)	(160)
Proceeds from the sale of cost method investment in Sift, net	-	999	-	-
Net cash provided by / (used in) investing activities - continuing operations	(1,992)	(419)	(772)	(160)
Net cash provided by / (used in) investing activities - discontinued operations	(142)	(177)	(50)	(54)
Net cash used in investing activities	(2,134)	(596)	(822)	(214)

Cash flows from financing activities
Cash received from issuance of convertible notes	-	16,000	-	-
Proceeds from short-term borrowings	2,500	-	-	-
Repayment of debt obligations	(1,098)	(11,000)	(250)	-
Payment for debt issuance costs	(346)	(2,383)	-	(64)
Options exercised	337	11	78	-
Warrant exercised	350	-	350	-
Net cash provided in financing activities	1,743	2,628	178	(64)

Effect of exchange rate changes on cash and cash equivalents	(4)	(119)	1	(71)

Net change in cash and cash equivalents	6,571	(5,082)	5,837	444

Cash and cash equivalents, beginning of period	6,149	11,231	6,883	5,705

Cash and cash equivalents, end of period	$12,720	$6,149	$12,720	$6,149
Supplemental disclosure of cash flow information
Interest paid	$1,071	$1,406
Supplemental disclosure of non-cash financing activities:
Cashless exercise of warrants to purchase common stock of the Company	$10	$-
Common stock of the Company issued for extinguishment of debt	$11,942	$-

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GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations:
Revenue	$20,960	$11,599	$74,751	$40,207
Gross profit	$6,885	$3,210	$25,055	$11,258
Add back items:
Amortization of intangibles	$453	$447	$1,416	$1,731
Depreciation of software	202	13	314	13
Impairment of intangible assets	-	757	-	757
Non-GAAP gross profit from Continuing Operations	7,540	4,427	26,785	13,759

Discontinued Operations:
Revenue	10,626	10,798	48,877	51,346
Gross profit	457	697	5,927	2,105
Add back items:
Amortization of intangibles	214	1,081	855	5,363
Impairment of intangible assets	1,064	-	1,064	-
Non-GAAP gross profit from Discontinued Operations	1,735	1,778	7,846	7,468

Total Non-GAAP gross profit*	$9,275	$6,205	$34,631	$21,227

Non-GAAP gross margin percentage from Continuing Operations	36%	38%	36%	34%
Non-GAAP gross margin percentage from Discontinued Operations	16%	16%	16%	15%
Total Non-GAAP gross margin percentage*	29%	28%	28%	23%

*	Reconciliation represents Total Non-GAAP gross profit and margin percentage inclusive of the impact from Discontinued Operations.

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 12 of 13

GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME / (LOSS)

(in thousands)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations:
Net Loss from continuing operations	$(4,212)	$(5,780)	$(19,697)	$(19,138)
Add back items:
Stock and stock option compensation	$619	$486	$2,978	$3,760
Amortization of intangibles	$453	$1,314	$1,416	$1,731
Impairment of intanbles assets	$-	$757	$-	$757

Change in fair value of convertible note embedded derivative and warrant liability	$1,931	$2,598	$10,767	$(622)
Loss on extinguishment of debt	$619	$-	$1,785	$293
Tax adjustment ***	$-	$(912)	$(848)	$(912)
Non-GAAP Adjusted Net Loss from Continuing Operations	$(590)	$(1,537)	$(3,599)	$(14,131)

Discontinued Operations:
Net Loss from discontinued operations	$(34,213)	$(1,145)	$(33,160)	$(5,126)
Add back items:
Stock and stock option compensation	$28	$49	$189	$386
Amortization of intangibles	$214	$214	$855	$5,363
Impairment of intangible assets	$1,064	$-	$1,064	$-
Impairment of goodwill	$34,045	$-	$34,045	$-
Non-GAAP Adjusted Net Income from Discontinued Operations	$1,138	$(882)	$2,993	$623

Total Non-GAAP Adjusted Net Income *	$548	$(2,419)	$(606)	$(13,508)

Non-GAAP Adjusted Net Loss per share from Continuing Operations	(0.01)	(0.02)	(0.05)	(0.21)
Non-GAAP Adjusted Net Income from Discontinued Operations**	0.02	(0.01)	0.04	0.01
Total Non-GAAP Adjusted Net Income per share *	0.01	(0.04)	(0.01)	(0.20)
Weighted average common shares outstanding, basic and diluted	75,160	66,595	70,263	66,511

*	Reconciliation represents Total Non-GAAP Adjusted Net Income / (Loss) and per share amounts inclusive of the impact from Discontinued Operations.
**	In accordance with GAAP, no corporate overhead allocated to Discontinued Operations.
***	These non cash changes to the tax provision / (benefit) reported are largely due to updates resulting from finalization of a transfer pricing study.

Digital Turbine Reports Fourth Quarter and Fiscal 2018 Results June 12, 2018 Page 13 of 13

GAAP NET INCOME / (LOSS) TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations:
Net Loss from continuing operations	$(4,212)	$(5,780)	$(19,697)	$(19,138)
Add back items:				0
Stock and stock option compensation	$619	$486	$2,978	$3,760
Amortization of intangibles	$453	$447	$1,416	$1,731
Impairment of intangible assets	$-	$757	$-	$757
Depreciation expense	$248	$277	$1,244	$875
Interest expense, net	$252	$599	$2,067	$2,625
Other expense / (income)	$-	$92	$72	$4
Change in fair value of convertible note embedded derivative	$1,249	$1,948	$7,559	$(475)
Change in fair value of warrant liability	$682	$650	$3,208	$(147)
Loss on extinguishment of debt	$619	$-	$1,785	$293
Foreign exchange transaction loss / (gain)	$87	$27	$148	$26
Income tax provision / (benefit)	$(16)	$(303)	$(951)	$(144)
Non-GAAP Adjusted EBITDA from Continuing Operations	$(19)	$(800)	$(171)	$(9,833)

Discontinued Operations:
Net Loss from discontinued operations	$(34,213)	$(1,145)	$(33,160)	$(5,126)
Add back items:
Stock and stock option compensation	$28	$49	$189	$386
Amortization of intangibles	$214	$1,081	$855	$5,363
Impairment of intangible assets	$1,064	$-	$1,064	$-
Impairment of goodwill	$34,045	$-	$34,045	$-
Depreciation expense	$62	$40	$182	$201
Interest expense, net	$-	$-	$-	$3
Other expense / (income)	$(409)	$10	$(481)	$(3)
Foreign exchange transaction loss / (gain)	$(71)	$48	$50)	$62
Non-GAAP Adjusted EBITDA from Discontinued Operations**	$720	$83	$2,744	$886

Total Non-GAAP Adjusted EBITDA *	$701	$(717)	$2,573	$(8,947)

*	Reconciliation represents Total Non-GAAP Adjusted Net Income and per share amounts inclusive of the impact from Discontinued Operations.
**	In accordance with GAAP, no corporate overhead allocated to Discontinued Operations.

GAAP CASH FLOW FROM OPERATIONS TO NON-GAAP FREE CASH FLOW

(in thousands)

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by/(used in) operating activities - continuing operations	$7,655	$(1,135)	$7,290	$(11,589)
Capital expenditures	772	160	1,992	1,418

Non-GAAP free cash flow	$6,883	$(1,295)	$5,298	$(13,007)